Exhibit 99.1

       WORLD ACCEPTANCE CORPORATION REPORTS RECORD SECOND QUARTER RESULTS

    GREENVILLE, S.C., Oct. 24 /PRNewswire-FirstCall/ -- World Acceptance Corporation (Nasdaq: WRLD) today reported record financial results for its second fiscal quarter ended September 30, 2006.

    Net income for the second quarter rose 32.7% to $9.9 million, or $.52 per diluted share, compared with $7.4 million, or $.39 per diluted share, for the same quarter of the prior year. Total revenues for the quarter increased 18.4% to $67.2 million from $56.7 million for the prior year quarter.

    "Our strong earnings benefited from excellent loan growth, lower charge-offs and continued improvement in expense ratios compared with last year's second quarter," stated Sandy McLean, CEO of World Acceptance Corporation. "Gross loans outstanding rose 18.9% to $470.3 million at September 30, 2006 due to strong internal growth, including our successful expansion into Mexico. At the end of the second quarter, we had eight offices open in Mexico with loans outstanding of $3.6 million."

    Key return ratios for the second quarter included a 10.9% return on average assets (annualized) and an annualized return on average equity of 17.3%. Total general and administrative expenses as a percent of total revenues were 52.5%, a decrease from the 53.1% during the second quarter of the prior fiscal year. Net charge-offs as a percent of average net loans on an annualized basis decreased to 14.0% during the quarter from 16.1% during the prior year quarter.

    Six-Month Results

    For the first six months of the fiscal year, net income was $19.8 million, or $1.06 per diluted share representing a 34.6% increase over the $14.7 million, or $.76 per diluted share for the prior year six-month period. Total revenues for the first six months of fiscal 2006 were $131.0 million, a 20.8% increase over the $108.5 million during the corresponding period of the previous year. Net charge-offs as a percent of average net loans were 12.8% compared to 15.0% during the prior year six-month period.

    During the first six months of the fiscal year, the Company opened 67 offices, acquired four offices and closed four non-performing offices, leaving a total of 678 offices at September 30, 2006.

    About World Acceptance

    World Acceptance Corporation is one of the largest small-loan consumer finance companies, operating 678 offices in eleven states and Mexico. It is also the parent company of ParaData Financial Systems, a provider of computer software solutions for the consumer finance industry.

    Second Quarter Conference Call

    The senior management of World Acceptance Corporation will be discussing these results in its quarterly conference call to be held at 10:00 a.m. Eastern time today. Interested parties may participate in this call by dialing 1-866-882-0694. A simulcast of the conference call is also available on the Internet at http://www.streetevents.com and http://www.vcall.com. The call will be available for replay on the Internet for approximately 30 days.

    This press release may contain various "forward-looking statements" within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, that represent the Company's expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include changes in the timing and amount of revenues that may be recognized by the Company, changes in current revenue and expense trends (including trends affecting charge-offs), changes in the Company's markets and changes in the economy (particular in the markets served by the Company). Such factors are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. World Acceptance Corporation is not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

                          World Acceptance Corporation

                      Consolidated Statements of Operations
             (unaudited and in thousands, except per share amounts)

                                          Three Months Ended         Six Months Ended
                                             September 30,             September 30,
                                       -----------------------   -----------------------
                                          2006         2005         2006         2005
                                       ----------   ----------   ----------   ----------
Interest & fees                        $   58,750   $   48,744   $  113,286   $   93,343
Insurance & other                           8,458        8,000       17,759       15,169
                                       ----------   ----------   ----------   ----------
  Total revenues                           67,208       56,744      131,045      108,512
Expenses:
  Provision for loan losses                13,813       13,131       24,980       22,671
  General and administrative
   expenses
      Personnel                            23,673       19,633       47,266       39,215
      Occupancy & equipment                 4,412        3,580        8,328        6,765
      Data processing                         555          512        1,050        1,013
      Advertising                           1,794        1,641        3,683        3,298
      Intangible amortization                 745          730        1,538        1,416
      Other                                 4,110        4,034        8,271        7,664
                                       ----------   ----------   ----------   ----------
                                           35,289       30,130       70,136       59,371
  Interest expense                          2,270        1,622        4,171        2,928
                                       ----------   ----------   ----------   ----------
      Total expenses                       51,372       44,883       99,287       84,970
                                       ----------   ----------   ----------   ----------
Income before taxes                        15,836       11,861       31,758       23,542
Income taxes                                5,975        4,432       11,910        8,800
                                       ----------   ----------   ----------   ----------
Net income                             $    9,861   $    7,429   $   19,848   $   14,742
                                       ==========   ==========   ==========   ==========
Diluted earnings per share             $     0.52   $     0.39   $     1.06   $     0.76
                                       ==========   ==========   ==========   ==========
Diluted weighted average
 shares outstanding                        18,937       19,147       18,784       19,312
                                       ==========   ==========   ==========   ==========

                           Consolidated Balance Sheets
                          (unaudited and in thousands)

                                       September 30,     March 31,     September 30,
                                           2006            2006            2005
                                       -------------   -------------   -------------
      ASSETS
Cash                                   $       6,601   $       4,034   $       4,243
Gross loans receivable                       470,275         416,302         395,578
  Less: Unearned
   interest & fees                          (120,314)       (103,556)        (99,169)
  Allowance for loan losses                  (26,549)        (22,717)        (22,223)
                                       -------------   -------------   -------------
      Loans receivable, net                  323,412         290,029         274,186
Property and equipment, net                   13,073          11,040          10,738
Deferred tax benefit                           3,971           3,898          10,690
Goodwill                                       4,936           4,715           4,563
Intangibles                                   10,928          12,146          12,554
Other assets                                   8,644           6,922           5,986
                                       -------------   -------------   -------------
                                       $     371,565   $     332,784   $     322,960
                                       =============   =============   =============
    LIABILITIES AND
    SHAREHOLDERS' EQUITY
Liabilities:
  Notes payable                              123,200         100,600         122,400
  Income tax payable                           1,055           6,778           5,479
  Accounts payable and
   accrued expenses                           13,290          14,976           9,589
                                       -------------   -------------   -------------
      Total liabilities                      137,545         122,354         137,468
Shareholders' equity                         234,020         210,430         185,492
                                       -------------   -------------   -------------
                                       $     371,565   $     332,784   $     322,960
                                       =============   =============   =============

                        Selected Consolidated Statistics
                             (dollars in thousands)

                                         Three Months Ended          Six Months Ended
                                             September 30,             September 30,
                                       -----------------------   -----------------------
                                          2006         2005         2006         2005
                                       ----------   ----------   ----------   ----------
Expenses as a percent of total revenues:
   Provision for loan losses                 20.6%        23.1%        19.1%        20.9%
   General and administrative
    expenses                                 52.5%        53.1%        53.5%        54.7%
   Interest expense                           3.4%         2.9%         3.2%         2.7%

Average gross
 loans receivable                      $  462,233   $  381,910   $  447,060   $  370,965

Average loans
 receivable                            $  343,980   $  287,133   $  333,551   $  279,824

Loan volume                            $  348,061   $  305,361   $  689,894   $  587,329

Net charge-offs as percent
 of average loans                            14.0%        16.1%        12.8%        15.0%

Return on average assets                     10.9%         9.5%        11.3%         9.6%

Return on average equity                     17.3%        15.8%        17.8%        15.6%

Offices opened (closed)
 during the period, net                        37           28           58           32

Offices open at end of period                 678          611          678          611

SOURCE  World Acceptance Corporation
    -0-                             10/24/2006
    /CONTACT: Sandy McLean, Chief Executive Officer of World Acceptance Corporation, +1-864-298-9800 /